Exhibit 10.13

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Agreement”) is entered into as of June ____, 2015, by and among Creative Realities, Inc., a Minnesota corporation (the “Company”), those subsidiaries of the Company signatory hereto (collectively referred to with the Company as the “Obligors”), and Slipstream Communications, LLC, as “Purchaser” (such Purchaser referred to hereinafter as the “Secured Party”) under that certain Securities Purchase Agreement by and among such Purchaser and the Creative Realities, dated of even date herewith (the “Securities Purchase Agreement”). Capitalized terms not otherwise defined in this Agreement shall have the meanings ascribed to them in the Securities Purchase Agreement.

NOW, THEREFORE, the Obligors agree with Secured Party as follows:

1.            Definitions. All terms defined in the Uniform Commercial Code of the State of Minnesota (the “UCC”) and used herein, unless otherwise defined herein, shall have the same definitions herein as specified in the UCC.

2.            Security Interest. Each Obligor hereby grants Secured Party a security interest in its accounts receivable, whether now owned or hereafter acquired or arising, including all proceeds of such accounts receivable (collectively, the “Receivables Collateral”), and all property and assets and interest in the property and assets of the Debtor whether now owned or hereafter acquired or existing, and wherever located including but not limited to the following (each of the following terms having the meanings set forth in the UCC): all Accounts, Chattel Paper, Contracts, Goods, Deposit Accounts, Documents, Equipment, Equity Interests, Fixtures, General Intangibles (including, without limitation, any patents and patent applications, copyrights and trademarks), Instruments, Inventory, Investment Property and Proceeds of such Obligor (all such assets being collectively referred to, together with the Receivables Collateral, as the “Collateral”).

3.            Obligations Secured. The security interest granted in this Agreement shall secure all of the obligations of the Company under the Note or Notes offered and sold to the Secured Party pursuant to the Securities Purchase Agreement, and all extensions, renewals or modifications thereof.

4.            Authorization to File Financing Statements. Each Obligor hereby irrevocably authorizes Secured Party at any time and from time to time to file in such form and in such offices as the Secured Party reasonably determine appropriate to perfect the security interests granted hereunder any initial financing statements and amendments thereto (and continuations thereof) that (a) indicate the Collateral of the Obligor, and (b) contain any other information required by Article 9 of the UCC or its equivalent in any foreign jurisdiction. The Obligors agree to furnish any such information to Secured Party promptly upon request.

5.            Ownership. Each Obligor represents and warrants that it owns and, to the extent that the Collateral is to be acquired after the date hereof, will own, the Collateral free from encumbrance, except any encumbrances shown on Schedule 1 (“Permitted Encumbrances”). The Obligors will defend the Collateral against all claims of all persons at any time claiming the Collateral or any interest in the Collateral, except Secured Party and the parties whose obligations are secured by the Permitted Encumbrances.

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6.            Representations, Warranties and Covenants Concerning Collateral. The Obligors represents and warrants that no financing statement covering the Collateral is on file in any public office except those for Permitted Encumbrances. Each Obligor further warrants that (a) its exact legal name is as stated on the signature page of this Agreement, (b) it is an organization duly incorporated and organized in the jurisdiction indicated on the signature page of this Agreement, and (c) its place(s) of business, its chief executive office and its mailing address, are set forth on the signature page of this Agreement. Each Obligor agrees that it will not change its name, any place of business, any location of its collateral, its mailing address or its chief executive office without giving at least ten days prior written notice to Secured Party. The Collateral is and will remain personal property. Each Obligor hereby appoints Secured Party as its attorneys-in-fact to do all acts and things which Secured Party may deem necessary to perfect and to continue perfected the security interest created hereby and to protect and to preserve the Collateral.

7.            Other Actions as to Collateral. The Obligors agree to take any other action reasonably requested by Secured Party to ensure the attachment, perfection and priority of, and the ability of Secured Party to enforce, Secured Party’ security interest in any and all of the Collateral.

8.            Inspection and Taxes. The Obligors will at all reasonable times during normal business hours allow Secured Party and their agents, employees, attorneys or accountants to examine, inspect and make extracts from the Obligors’ books and other records. Each Obligor will pay when due all taxes and assessments on the Collateral that it owns.

9.            Costs. The Company agrees to pay all reasonable out-of-pocket fees, costs and expenses incurred in connection with any filing required hereunder, including without limitation, any financing statements pursuant to the UCC or similar laws, continuation statements, partial releases and/or termination statements related thereto or any expenses of any searches reasonably required by the Secured Party. If the Company fails to perform any of its duties hereunder, Secured Party may, but shall not be required to, do so on the Company’s behalf. If the Obligors default under this Agreement, then the Obligors will pay the costs, including the reasonable actual attorneys’ fees, of Secured Party incurred in enforcing this Agreement. Any amounts expended by Secured Party in performing the duties of the Obligors or enforcing this Agreement shall be payable by the Obligors to Secured Party on demand.

10.          Default. The Company will be in default under this Agreement upon the happening of any of the following events (each a “Default”): (a) an Obligor’s failure to perform when due any of the obligations hereunder required to be performed by it (after giving effect to any applicable cure period); (b) the occurrence of any “Event of Default” as defined in the Notes; or (c) any representation or warranty made by the Obligors herein or in the Securities Purchase Agreement is false or misleading in any material respect.

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11.          Remedies. At any time during the continuance of a Default, Secured Party may declare any or all monetary obligations under the Notes due and payable, and shall have the remedies of a secured party under the Uniform Commercial Code. Secured Party may take possession of the Collateral with or without judicial process. Secured Party may require the Obligors to assemble the Collateral and make it available to Secured Party. Secured Party will give the Obligors reasonable notice of the time that any intended sale or disposition of the Collateral is to be made. The requirements of reasonable notice shall be met if the notice is mailed, postage prepaid, to the applicable Obligor at least 20 calendar days before the time of the sale or disposition.

12.          No Waivers. No waiver by Secured Party of any Default shall operate as a waiver of any other Default or of the same Default on a future occasion. The acceptance of this Agreement will not waive or impair any other security that a Secured Party may have or hereafter acquire for the obligations secured hereunder, nor will the taking of any additional security waive or impair the rights granted in this Agreement. Secured Party may resort to any security they may have in any order they deems proper, and may apply any payments made on any part of the obligations secured hereunder to any part of such obligations, despite any directions of any Obligor to the contrary. No delay or omission of the Secured Party to exercise, and no course of dealing with respect to, any right, power or remedy accruing upon the occurrence and during the continuance of any Default as aforesaid shall impair any such right, power or remedy or shall be construed to be a waiver of any such Default or an acquiescence therein. The Secured Party may waive the obligation of the Obligors to perform covenants under this Agreement, and may waive Defaults under this Agreement (including approving forbearances).

13.          Governing Law; Binding Effect. This Agreement shall be governed by the laws of the State of New York without regard to its conflicts-of-law principles, and shall inure to the benefit of, and bind, Secured Party and the Obligors and their respective successors and assigns. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in Hennepin County, Minnesota. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in Hennepin County, Minnesota, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding, subject however, to the Consent to Jurisdiction provision of section 15 below. No provision of this Agreement shall be amended or modified other than by a written instrument that refers to this Agreement and is signed by or on behalf of Secured Party.

14.          Termination. This Agreement shall terminate upon the indefeasible satisfaction and payment of all obligations owed to Secured Party by the Company under the Notes, but shall automatically be reinstated with no further action by any party hereto, in the event any such payment is or is ordered to be returned by a Secured Party for any reason whatsoever, including without limitation the insolvency, bankruptcy or reorganization of the Company, in which case the Obligors shall sign and deliver to any Secured Party all documents, and shall do such other acts and things, as may be necessary to reinstate and perfect such Secured Party’s security interest granted under this Agreement.

15.          Consent to Jurisdiction. AT THE OPTION OF SECURED PARTY THIS AGREEMENT MAY BE ENFORCED IN ANY FEDERAL OR STATE COURT SITTING IN NEW YORK, NEW YORK, OR IN ANY OTHER JURISDICTION WHERE THE COLLATERAL IS LOCATED; AND EACH PARTY CONSENTS TO THE JURISDICTION AND VENUE OF ANY SUCH COURT AND WAIVES ANY ARGUMENT THAT VENUE IN SUCH FORUMS IS NOT CONVENIENT. IN THE EVENT ANY PARTY COMMENCES ANY ACTION IN ANOTHER JURISDICTION OR VENUE UNDER ANY TORT OR CONTRACT THEORY ARISING DIRECTLY OR INDIRECTLY FROM THE RELATIONSHIP CREATED BY THIS AGREEMENT, SECURED PARTY AT ITS OPTION SHALL BE ENTITLED TO HAVE THE CASE TRANSFERRED TO ONE OF THE JURISDICTIONS AND VENUES ABOVE DESCRIBED, OR IF SUCH TRANSFER CANNOT BE ACCOMPLISHED UNDER APPLICABLE LAW, TO HAVE SUCH CASE DISMISSED WITHOUT PREJUDICE.

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IN WITNESS WHEREOF, the undersigned parties have set their hands to this Security Agreement to be effective as of the date first set forth above.

CREATIVE REALITIES, INC.

By:
John Walpuck
Chief Executive Officer

CREATIVE REALITIES, LLC

By:
John Walpuck
Chief Executive Officer

Wireless Ronin Technologies Canada, Inc.

By:
John Walpuck
Chief Executive Officer

OBLIGOR INFORMATION:

Obligor	Jurisdiction of Organization; Type of Organization	Address
Creative Realities, Inc.	Minnesota (corporation)	55 Broadway, 9th Floor New York, New York 10006
Creative Realities, LLC	Delaware (limited liability company)	55 Broadway, 9th Floor New York, New York 10006
Wireless Ronin Technologies Canada, Inc.	Canada (corporation)	4510 Rhodes Drive, Suite 800, Windsor, Ontario

Schedule 1 to Security Agreement

Permitted Encumbrances

UCC-1 in favor of Mill City Ventures (Minnesota Filing No. 813237000022, filed February 23, 2015).

UCC-1 in favor of Dell Financial Services L.L.C. (Minnesota Filing No. 8070012801654, filed January 21, 2015).

Lien granted in favor of Slipstream Communications, LLC (in relating to a five-year $465,000 subordinated secured promissory note issued on May 20, 2015) [to be terminated by letter agreement upon the Closing].